UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On April 29, 2010, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three months ended March 31, 2010.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued April 29, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued April 29, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: April 29, 2010	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES FIRST QUARTER 2010
FINANCIAL RESULTS EXCEED GUIDANCE
FOURTH CONSECUTIVE QUARTER WITH
DOUBLE-DIGIT REVENUE GROWTH

FLANDERS, NEW JERSEY (April 29, 2010) - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the first quarter of 2010.

First Quarter 2010 Highlights:

  Revenue of $40.6 million increased 40 percent quarter-over-quarter and 267 percent year-over-year, exceeding guidance.
  Sales to back-end customers accounted for 52 percent of first quarter revenue.
  Gross margin was 50 percent.
  Non-GAAP earnings per share was $0.11, exceeding guidance; GAAP earnings per share was $0.07.
  Cash and marketable securities increased $6.2 million to $67.1 million.
  Metrology business rebounded driven by capacity orders from Tier One memory manufacturer.
  Growth expected to continue with revenues forecast to be up 10 percent to 12 percent in the second quarter, which would mark the 5th consecutive double-digit increase.

"Rudolph Technologies enters 2010 on a high note, with the first quarter's financial results featuring our fourth consecutive quarter of double-digit revenue growth," noted Paul F. McLaughlin, Chairman and Chief Executive Officer. "Our performance in the first quarter was fueled by our very substantial investments in R&D in 2009, along with our ongoing high standard of fiscal discipline. In this first quarter, nearly 80 percent of our tool revenues came from new customer solutions we didn't offer at the start of the recent downturn. Importantly, we again exceeded all of our financial and operating metrics."

"We have evolved from our beginnings as a solely front-end metrology equipment manufacturer, and have successfully transformed Rudolph Technologies into a total solutions provider, targeting high-margin market segments with a broader, more diversified product portfolio comprised of custom hardware, software and services."

Mr. McLaughlin continued, "Solid first quarter 2010 results reflect across-the-board strength for our three business units, Inspection, Metrology, and Software. Our new bump metrology and inspection products that address the latest requirements for advanced wafer-level packaging applications led this strength as momentum from Outsourced Assembly and Test (OSAT) subcontractors and back-end facilities at Integrated Device Manufacturers (IDM) continued. The largest component of our business is inspection solutions for multiple segments of front-end and back-end markets. Making up nearly 68 percent of our first quarter revenue, our inspection solutions afford higher growth rates, more limited competition, and expanding markets and applications. Our metrology and software businesses represented approximately 23 percent and 9 percent of our first quarter business, respectively, and within those businesses we focus on high-margin market segments where we offer technically differentiated solutions with above average growth potential."

Mr. McLaughlin concluded, "Rudolph Technologies exited 2009 on a very strong note, with record fourth quarter bookings of $75.3 million laying the foundation for a robust 2010. With our strategic balance of front-end and back-end business, we believe we are optimally positioned to capitalize on overall business conditions as they continue to gain strength in the logic, foundry and memory markets we serve. Rudolph is poised to benefit from multiple trends including 3-D packaging, all-surface inspection, advanced process control, and the copper migration into memory. We have the requisite catalysts to organically grow each of our business units and we fully expect to leverage the operating improvements made during the downturn as we move toward mid-cycle operating margins later in 2010. We fully expect to outgrow the industry in 2010."

First Quarter 2010 Financial Results
First quarter revenue totaled $40.6 million, a 40 percent increase compared with $28.9 million for the fourth quarter of 2009 and a 267 percent increase year-over-year. During the first quarter, international sales represented approximately 80 percent of revenue, while domestic sales accounted for 20 percent. In the 2009 fourth quarter, international sales represented approximately 71 percent of revenue and domestic sales accounted for 29 percent. Revenue from back-end semiconductor customers accounted for 52 percent of revenue and front-end customers accounted for the remaining 48 percent.

During the first quarter, Rudolph Technologies continued the restructuring of its New Jersey manufacturing operations which will be consolidated into the Company's Minnesota manufacturing operations. The Company incurred $0.4 million in charges in the quarter related to the consolidation. In addition, the Company incurred $0.7 million in the quarter for legal services related to ongoing patent litigation.

First quarter gross margin was 50 percent, compared to 40 percent in the 2009 fourth quarter. The quarter over quarter increase in gross margin is due to increased revenues and charges recorded in the 2009 fourth quarter for discontinued product lines.

Research and development (R&D) expenses for the first quarter totaled $7.8 million, compared with $6.8 million in the fourth quarter of 2009. The quarter-over-quarter increase in R&D was primarily due to increased patent litigation, compensation and project costs.

Selling, general and administrative (S,G&A) expenses for the first quarter totaled $9.0 million, compared with $11.0 million in the 2009 fourth quarter. The quarter-over-quarter decrease in S,G&A was primarily due to restructuring charges of $3.5 million included in S,G&A in the 2009 fourth quarter, offset by higher compensation costs for salary increases and bonus accruals.

GAAP net income for the first quarter of 2010 was $2.0 million, or $0.07 per share, compared with a net loss of $6.1 million or $0.20 per share, for the fourth quarter of 2009. Excluding the after-tax impact of $2.4 million in non-GAAP adjustments, which includes the restructuring charge, litigation, and stock-based compensation, the first quarter non-GAAP net earnings was $3.3 million, or $0.11 per share. The fourth quarter 2009 non-GAAP net income totaled $0.5 million, or $0.02 per share.

Balance Sheet Strength
Cash and marketable securities increased $6.2 million to $67.1 million in the 2010 first quarter. Accounts receivable increased $5.5 million from the fourth quarter to $40.8 million, in the first quarter and inventory increased $2.4 million to $47.9 million in the first quarter. The increases were the result of higher sales volumes. Working capital ended the quarter at $130.7 million, up $3.9 million from the 2009 fourth quarter.

Conference Call
Rudolph Technologies will discuss its 2010 first quarter results on a conference call it is hosting today at 4:30 PM EDT. A live audio webcast will also be available to investors on the Company's website at www.rudolphtech.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary software.

Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of under-utilized manufacturing facilities costs, litigation fees, acquisition related expenses, share based compensation, and restructuring costs. We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company's operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About Rudolph Technologies
Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of defect inspection, process control metrology, and data analysis systems used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph offers yield management solutions used in wafer processing and final manufacturing through a family of systems for macro-defect inspection (detection and classification), as well as transparent and opaque thin film measurements.

The Company has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary inspection and metrology solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's web site at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") which include Rudolph's business momentum and future growth; the benefit to customers of Rudolph's products and customer service; Rudolph's ability to both deliver products and services consistent with our customers' demands and expectations and strengthen its market position; Rudolph's expectations regarding its operating expenses; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph's control. Such factors include, but are not limited to, the Company's ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities; and the ability to target high-margin markets. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph's Form 10-K report for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph's current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	March 31,	December 31,
	2010	2009
		(Audited)

ASSETS
Current assets
Cash and marketable securities	$ 67,094	$ 60,919
Accounts receivable, net	40,848	35,312
Inventories	47,892	45,534
Prepaid and other assets	4,491	4,626
Total current assets	160,325	146,391
Net property, plant and equipment	12,541	12,841
Intangibles	13,690	14,103
Other assets	4,766	4,868
Total assets	$ 191,322	$ 178,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 16,081	$ 9,793
Other current liabilities	13,542	9,817
Total current liabilities	29,623	19,610
Non-current liabilities	6,802	7,462
Total liabilities	36,425	27,072
Stockholders' equity	154,897	151,131
Total liabilities and stockholders' equity	$ 191,322	$ 178,203

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Revenues	$ 40,622	$ 11,061
Cost of revenues	20,335	8,777
Gross profit	20,287	2,284
Operating expenses:
Research and development	7,847	6,743
Selling, general and administrative	9,006	7,254
Amortization	413	289
Total operating expenses	17,266	14,286
Operating income (loss)	3,021	(12,002)
Interest income	36	122
Other income (expense)	(289)	922
Income (loss) before income taxes	2,768	(10,958)
Provision (benefit) for income taxes	723	(904)
Net income (loss)	$ 2,045	$ (10,054)

Net income (loss) per share:

Basic	$ 0.07	$ (0.33)
Diluted	$ 0.07	$ (0.33)

Weighted average shares outstanding:

Basic	31,117	30,778
Diluted	31,352	30,778

(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

GAAP operating income (loss)	$ 3,021	$ (12,002)
Non-GAAP adjustments:
Idle facility costs	-	1,236
Litigation costs	690	699
Asset write-downs	-	454
Acquisition related expenses	-	106
Restructuring expenses (1)	360	135
Share-based compensation	1,300	744
Total non-GAAP adjustments	2,350	3,374
Non-GAAP operating income (loss)	$ 5,371	$ (8,628)

GAAP net income (loss)	$ 2,045	$ (10,054)
Total non-GAAP adjustments	2,350	3,374
Income tax effect of non-GAAP adjustments (2)	(823)	(1,248)
Tax valuation allowances and other tax adjustments	(245)	1,248
Non-GAAP net income (loss)	$ 3,327	$ (6,680)

Net income (loss) per share:
Basic	$ 0.11	$ (0.22)
Diluted	$ 0.11	$ (0.22)

1) During the three months ended March 31, 2010, the Company recorded restructuring expenses of $0.4 million, for charges related to the transition of our New Jersey manufacturing facility to our Minnesota facility. In the three months ended March 31, 2009, the Company recorded restructuring expenses of $0.1 million.
2) The income tax effect was based on a tax rate of 35% and 37% for the period March 31, 2010 and 2009, respectively.

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